10.5 Dr. Jack McDougall consulting agreement

                           CONSULTING AGREEMENT

This Agreement ("Agreement") is entered into this 6th day of June 2001, by and between thatlook.com, Inc. a New Jersey corporation with offices at 5003 Route 611, Stroudsburg, PA 18360 ("Corporation"), and Dr. Jack McDougall whose address is 11850 9th Street North, Apt #1105 St. Petersburg, Florida 33716 ("Consultant").

In consideration of the mutual promises of the parties and other good and valuable consideration, the parties hereby agree:

Section 1. Engagement. During the term of this Agreement, the Corporation agrees to engage the Consultant to perform, and Consultant agrees to serve the Corporation by providing, the services more fully described on Schedule A, attached hereto. The Consultant shall be available for work at reasonable times and for reasonable periods of time to perform such services at the location or locations designated by the Corporation in STROUDSBURG, PA. The Consultant shall report to the Chief Executive Officer, Gerard A. Powell, at the Corporation.

Section 2. Term. This Agreement shall commence on June 6th, 2001 and shall terminate on June 6th, 2002, unless earlier terminated as described herein.

Section 3. Compensation. The Corporation shall pay the Consultant for the services described herein in accordance with the provisions set forth in Schedule B, attached hereto.

Section 4. Independent Contractor. The parties intend that the relationship between them created under this Agreement is that of an independent contractor only. The Consultant is not to be considered an agent or employee of the Corporation for any purpose, and the Corporation is interested only in the results obtained under this Agreement. The manner and means of performing the services are subject to the Consultant's sole control.

Consultant shall be responsible for all state, federal, and local taxes, including estimated taxes, social security, disability insurance, if any, and any other similar form of payments, as well as all employment reporting, for the Consultant and any of the Consultant's employees or agents.

Section 5. Proprietary Rights. The Consultant agrees that all Work Product created solely or jointly by the Consultant, the Consultant's employees, associates, or subcontractors, arising from work performed hereunder, or previously conceived in anticipation of consulting work to be performed in regard to the Corporation's engagement of the Consultant, shall be deemed "work made for hire." The Consultant shall cause all of the Consultant's employees, associates, or subcontractors assisting in creating the Work Product to execute a similar acknowledgement that the Work Product is a "work made for hire." The Consultant and all of the Consultant's employees, associates, or subcontractors assisting in creating the Work Product shall execute all such assignments, oaths, declarations, and other documents as may be prepared by the Corporation to effect the foregoing.

                                              Contractor Initial /i/JM

"Work Product" shall mean all documentation, manuals, teaching materials, creative works, know-how, and information created on behalf of the Corporation, in whole or in part, by the Consultant and all of the Consultant's employees, associates, or subcontractors assisting in creating the Work Product within the scope of this Agreement, whether or not copyrightable or otherwise protectable.

Consultant shall make prompt and full disclosure of such inventions to the Corporation and, at the Corporation's expense, shall assist in every lawful way in obtaining for the Corporation patents for any or all of such inventions, in perfecting in the Corporation all right, title, and interest in and to such inventions and copyrights, in protecting or enforcing the Corporation's rights therein, and in prosecuting and defending appeals, interferences, infringement suits, and controversies relating thereto. The Consultant shall do all other things necessary to effectuate the foregoing, including but not limited to executing and delivering assignments, oaths, and disclaimers as needed.

Section 6. Confidentiality. In order to induce the Corporation to enter into this Agreement, the Consultant hereby agrees that, except with the written consent of the Corporation, the Consultant shall keep confidential and not divulge to any person that is not affiliated with the Corporation, during the term of this Agreement or any time thereafter, any of the Corporation's confidential information and business secrets, including, without limitation, confidential information and business secrets relating to such matters as the Corporation's finances and operations, the materials, processes, and procedures used in the Corporation's operations, the names of the Corporation's customers and their requirements, and the names of the Corporation's suppliers. All papers, books, and records of every description, including, without limitation, computer software, programs, modules, source codes, data, designs, and results, as well as all reproductions thereof, relating to the business and affairs of the Corporation, or its customers, whether or not prepared by the Consultant, shall be the sole and exclusive property of the Corporation. Upon termination of this Agreement, or upon request by the Corporation, the Consultant shall surrender all tangible evidence of such information to the Corporation.

The obligations of secrecy shall continue throughout the duration of this Agreement and for three (3) years thereafter.

Section 7. Records. the Consultant shall keep full and accurate records of all consulting work performed under this Agreement. All records, sketches, drawings, prints, computations, charts, reports, and other documentation made in the course of the consulting work performed hereunder, or in anticipation of the consulting work to be performed in regard to this Agreement, shall at all times be and remain the sole property of the Corporation. The Consultant shall turn over to the Corporation all copies of such documentation on request by the Corporation.

                                              Contractor Initial /i/JM

Section 8. Early Termination. This Agreement may be terminated by the Corporation at its discretion for any reason without penalty or; (i) upon the death of the Consultant, (ii) upon the Consultant's physical or mental incapacity or disability for a period of one (1) month, (iii) in the event that the Consultant is accused or convicted of any misdemeanor or felony crime or commits an act of moral turpitude, (iv) commits and act of fraud against the Corporation, (v) upon the disclosure of unauthorized confidential information by the Consultant, (vi) in the event that the Consultant fails to perform the services contemplated by this Agreement with diligence or competence, or (vii) the Consultant materially breaches this Agreement.

Section 9. Severability. The provisions of this Agreement shall be severable, and if any part of any provision shall be held invalid or unenforceable or any separate covenant contained in any provision shall be held to be unduly restrictive and void by a final decision of any court or other tribunal of competent jurisdiction, such part, covenant or provision shall be construed to give it maximum lawful validity and the remaining provisions of this Agreement shall nonetheless remain in full force and effect.

Section 10. Entire Agreement. This Agreement contains the entire agreement of the parties relative to the subject matter hereof, superseding and terminating all prior agreements or understandings, whether oral or written, between the parties hereto relative to the subject matter hereof, and this Agreement may not be extended, amended, modified or supplemented without the prior written consent of the parties hereto.

Section 11. Waivers. Any waiver of the performances of the terms or provisions of this Agreement shall be effective only if in writing and signed by the party against whom such waiver is to be enforced. The failure of either party to exercise any rights under this Agreement or to require the performance of any term or provision of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent a subsequent exercise or enforcement of such rights or be deemed a waiver of any subsequent breach of the same or any other term or provision of this Agreement.

Section 12. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed given when personally delivered or sent by certified mail, postage prepaid, return receipt requested, to the respective addresses of the parties hereto as set forth above or to such other address as either party may designate by notice to the other party given as herein provided.

Section 13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws rules of such Commonwealth.

                                              Contractor Initial /i/JM

IN WITNESS WHEREOF, the Corporation and the Consultant have executed this Consulting Agreement as of the date first above written.


/s/Dr. Jack McDougall                       /s/Gerard A. Powell
---------------------                       -------------------
CONTRACTOR SIGNATURE                        CEO SIGNATURE thatlook.com

                            Schedule `A'
                           -------------

The Consultant is hereby engaged to represent thatlook.com, Inc. to its potential doctor affiliates. More specifically the consultant will educate lasik practitioners across the country as to the advantages of the thatlook.com Memorandum of Agreement/Management Services Agreement program. It will be the consultant's primary objective to, at the direction of the Company, enroll lasik MOA/MSA contracts in areas the Company deems appropriate.




                                              Contractor Initial /i/JM

                            SCHEDULE `B'
                           -------------

             CONTRACTOR'S NAME: Dr. Jack McDougall


                 EFFECTIVE DATE: June 6, 2001

ADDRESS:        11850 9th Street North, Apt. 1105
                St. Petersburg, Florida 33716

PHONE:          727-560-9778

DATE OF BIRTH:  8/29/52

COMPENSATION:   Consultant agrees to consult for the first ninety (90) days of this agreement without compensation as a show of good faith.

After this initial period of ninety (90) days, consultant will be paid consulting fees in the amount of $8,333.33 per month.

Consultant will receive an additional bonus of $12,500.00 at the end of the initial ninety (90) day period, providing the goal of 10 Management Services Agreements are signed by the end of the first ninety (90) day period ($4,166.67 per month for the initial ninety (90) day period).

Consultant will receive an additional $1,000 bonus per completed Management Services Agreement. These Management Services Agreements must be signed and ratified by the Company and in place in markets that the Company has deemed necessary.

All non-Company initiated cancellations of Memorandum of Agreement or Management Services Agreement contracts that occur within 6 months of the signing of the Management Services Agreement will be deducted from newly initiated contracts for the purpose of calculating said bonus.

Consultant will be reimbursed for any reasonable out of pocket expenses inclusive of cell phone charges and Internet connection fees.

                                              Contractor Initial /i/JM